Exhibit 23.1
                                                                    ------------



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS




         As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to: (a) the use of our report setting forth our estimates of proved reserves and future revenue, as of December 31, 2001, to the interest of Blue Dolphin Energy Company (BDEC) in certain oil and gas properties, and (b) all references to our firm included in or made a part of BDEC's Annual Report on Form 10-K for the year ended December 31, 2001.





                                                       RYDER SCOTT COMPANY, L.P.


Houston, Texas
March 22, 2002